                                    UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                    FORM 8-K/A-1

                                    CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)              November 7, 1997


                    ALTERNATIVE RESOURCES CORPORATION
           (Exact name of registrant as specified in its charter)


Delaware                          Commission file number 0-23940    38-2791069
--------------                    ------------------------------    ----------
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                              Identification No.)


100 Tri-State International, Suite 300, Lincolnshire, IL           60069
        (Address of principal executive offices)                (Zip code)


                                  (847) 317-1000
                      (Registrant's telephone number, including area code)

Item 7.  Financial Statements and Exhibits


(a) Financial Statements of business acquired.


                               CGI SYSTEMS, INC.

                       INDEX TO FINANCIAL STATEMENTS
           FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994







                                                                   Page
                                                                   ----
Independent Auditor's Report                                         2


Balance Sheets                                                       3


Statements of Operations                                             6


Statements of Changes in Stockholders' Equity                        7


Statements of Cash Flows                                           8 - 9


Notes to Financial Statements                                     10 - 17

                           INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
and Stockholders of
CGI Systems, Inc.
Malvern, PA


We have audited the accompanying balance sheets of CGI Systems, Inc. (a majority-owned subsidiary of CGI Corporation) as of December 31, 1996 and 1995 and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of CGI Systems, Inc., as of December 31, 1996 and 1995 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Leon Constantin & Co.


New York, New York
January 9, 1997

                              CGI SYSTEMS, INC.





                               BALANCE SHEETS
                          DECEMBER 31, 1996 AND 1995

                              CGI SYSTEMS, INC.

                               BALANCE SHEETS
                          DECEMBER 31, 1996 AND 1995


                                   ASSETS


                                                        1996           1995
                                                        ----           ----
 Current assets
  Cash and cash equivalents (Note 2)              $    372,756   $  4,636,834
  Marketable securities (Note 3)                     1,171,189      1,455,952
  Accounts receivable
    - Trade, less allowance for doubtful
        accounts of $400,000 in 1996 and
        $400,886 in 1995, respectively              14,264,431     10,223,662
    - Affiliated companies (Note 4)                 13,942,955      1,987,484
  Advances to employees                                 96,501         58,674
  Prepaid expenses                                     104,204        190,891
  Educational material inventory (Note 1)              217,012        341,282
                                                  ------------   ------------


            Total current assets                    30,169,048     18,894,779
                                                  ------------   ------------


Property and equipment, net (Notes 1 and 5)          2,323,061      1,863,344
                                                  ------------   ------------


Other assets
  Deposits                                             359,649        575,453
  Other intangible assets, net (Note 6)                   -            53,275
                                                  ------------   ------------


            Total other assets                         359,649        628,728
                                                  ------------   ------------


            Total assets                          $ 32,851,758   $ 21,386,851
                                                  ============   ============



See accompanying notes to financial statements.

                            LIABILITIES AND STOCKHOLDERS' EQUITY


                                                        1996          1995
                                                        ----          ----

Current liabilities
  Bank overdrafts                                 $  1,395,898   $ 1,755,666
  Accounts payable - trade                           2,054,536        15,228
  Accounts payable - affiliates (Note 7)             7,858,967     3,538,558
  Accrued expenses                                   5,986,938     2,054,899
  Accrued income taxes                                  59,400       565,024
  Accrued payroll and payroll withholdings              15,307        67,266
  Accrued vacation                                     343,011       287,491
  Other taxes payable                                   21,972        55,381
  Unearned revenue (Note 1)                            935,173       661,750
                                                  ------------   -----------


            Total current liabilities               18,671,202     9,001,263
                                                  ------------   -----------

Commitments (Notes 11 and 12)


Stockholders' equity
  Common stock:
    Class A, $.01 par value, voting, 2,000,000
      shares authorized, 772,840 issued and
       outstanding                                       7,729         7,729
    Class B, $.01 par value, nonvoting, 200,000
      shares authorized, 6,536 issued and
       outstanding                                          65            65
  Additional paid in capital                        19,524,335    19,524,335
  Accumulated deficit                               (5,351,573)   (7,146,541)
                                                  ------------   -----------

            Total stockholders' equity              14,180,556    12,385,588
                                                  ------------   -----------

            Total liabilities and
              stockholders' equity                $ 32,851,758  $ 21,386,851
                                                  ============  ============

                               CGI SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


                                                       1994            1995          1996
                                                       ----            ----          ----
Revenues (Notes 1 and 4)                         $ 33,328,986    $ 39,028,435    $ 56,553,933

Cost of services                                   25,399,526      28,408,279      42,856,438
                                                 ------------    ------------    ------------

            Gross profit                            7,929,460      10,620,156      13,697,495

Selling, general and administrative expense
 (Note 1)                                           6,731,545       8,627,230      12,210,562
                                                 ------------    ------------    ------------

            Income from operations                  1,197,915       1,992,926       1,486,933


Other income, net                                     122,300         124,702         267,224
                                                 ------------    ------------    ------------

Net income before taxes and
  discontinued operations                           1,320,215       2,117,628       1,754,157

Provision for current income taxes
  (Notes 1 and 10)                                    554,186       1,001,556         670,949
                                                 ------------    ------------    ------------

Net income before discontinued operations             766,029       1,116,072       1,083,208


Discontinued operations, net of taxes (Note 14)       691,480        (184,970)        711,760
                                                 ------------    ------------    ------------

Net income                                       $  1,457,509    $    931,102    $  1,794,968
                                                 ============    ============    ============

See accompanying notes to financial statements.

                               CGI SYSTEMS, INC.

                    STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                                   1994              1995             1996
                                                   ----              ----             ----
CLASS A COMMON STOCK

  Balance, January 1, beginning              $      7,729      $       7,729      $       7,729

  Activity                                           -                  -                  -
                                             ------------      -------------      -------------

     Balance, December 31, ending            $      7,729      $       7,729      $       7,729
                                             ============      =============      =============

CLASS B COMMON STOCK

  Balance, January 1, beginning              $         65      $          65      $          65

  Activity                                           -                 -                   -
                                             ------------      -------------      -------------


     Balance, December 31, ending            $         65      $          65      $          65
                                             ============      =============      =============

ADDITIONAL PAID IN CAPITAL

  Balance, January 1, beginning              $ 19,524,335      $  19,524,335      $  19,524,335

  Activity                                           -                 -                  -
                                             ------------      -------------      -------------


     Balance, December 31, ending            $ 19,524,335      $  19,524,335      $  19,524,335
                                             ============      =============      =============

ACCUMULATED DEFICIT (Note 14)

  Balance, January 1, beginning              $ (9,535,152)     $  (8,077,643)     $ (7,146,541)

  Net income for the year ended                 1,457,509            931,102         1,794,968
                                             ------------      -------------      ------------


     Balance, December 31, ending            $ (8,077,643)     $  (7,146,541)     $ (5,351,573)
                                             ============      =============      ============

See accompanying notes to financial statements.

                             CGI SYSTEMS, INC.

                         STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996



                                                       1994            1995          1996
                                                       ----            ----          ----
Cash flows from operating activities
  Net income                                     $  1,457,509    $    931,102    $  1,794,968
  Adjustments to reconcile net income
    to net cash provided by (used in)
      operating activities:
   Depreciation and amortization                      590,485         527,277         867,225
   Provision for bad debt                             112,923            -               -
   Gain (loss) on sale of fixed assets                 -                 (340)          4,360
   (Increase) decrease in:
     Accounts receivable
       - Trade                                      (831,433)        (440,482)     (4,060,769)
       - Affiliated companies                       (613,056)        (969,746)    (11,935,471)
     Prepaid expenses                                  1,241           21,693          86,687
     Advances to employees                             8,434           36,941         (37,827)
     Educational material inventory                 (179,270)          (7,877)        124,270
     Deposits                                        114,446           21,031         215,804
   Increase (decrease) in:
     Bank overdraft                                     -           1,755,666        (359,768)
     Accounts payable                               (222,524)        (485,470)      2,039,308
     Accounts payable - affiliates                   995,446          910,189       4,320,409
     Accrued expenses                                744,848          227,414       3,932,039
     Accrued payroll and payroll withholdings         (8,718)          65,516         (51,959)
     Accrued vacation                                 69,875          (61,237)         55,520
     Accrued income taxes                            (19,513)         565,024        (505,624)
     Other taxes payable                             (10,385)          20,623         (33,409)
     Unearned revenue                                277,657         (304,076)        273,423
                                                  ----------      -----------    ------------
       Net cash provided by (used in)
         operating activities                      2,487,885        2,813,248       (3,270,814)
                                                  ----------      -----------    -------------
Cash flows from investing activities
  Sale (purchases) of marketable securities       (1,814,671)         358,719          284,763
  Proceeds from sale of fixed assets                   -                3,847             -
  Purchases of fixed assets                         (518,260)        (959,621)      (1,278,027)
                                                  ----------      -----------    -------------
       Net cash used in
          investing activities                  $ (2,332,931)    $   (597,055)    $   (993,264)
                                                  ----------      -----------    -------------


                                  - Continued -

                                CGI SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

                                   (Continued)



                                           1994         1995           1996
                                           ----         ----           ----

Net increase (decrease) in cash
  and cash equivalents                 $   154,954   $ 2,216,193   $ (4,264,078)

Cash and cash equivalents at
  beginning of year                      2,265,687     2,420,641      4,636,834
                                       -----------   -----------   ------------
Cash and cash equivalents
  at end of year                       $ 2,420,641   $ 4,636,834   $    372,756
                                       ===========   ===========   ============



Supplemental disclosure of cash flows information:
    Cash paid for income taxes         $   681,359   $ 1,062,502   $  1,612,813
                                       -----------   -----------   ------------
    Interest paid                      $     7,680   $         -   $          -
                                       -----------   -----------   ------------














See accompanying notes to financial statements.

                         CGI SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996


NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION AND OPERATIONS

         CGI Systems, Inc. was incorporated in the State of Delaware on December 1, 1991 as a merger of the former CGI Systems, Inc., CGI Consulting, Inc., Yourdon, Inc. and Prodstar America, Inc. CGI Systems, Inc.(the Company) is a majority owned subsidiary of CGI Corporation, a US subsidiary of Compagnie Generale d'Informatique of France. Minority stockholders include officers and directors of the affiliated corporations as well as employees of the Company.

         On June 30, 1993, IBM acquired a controlling interest of Compagnie Generale d'Informatique.

         REVENUE RECOGNITION

         The Company recognizes revenue on software sales after a contract has been signed. Maintenance revenue is recognized upon renewal each year. Royalties are accrued in an amount equal to 45% of the PACBASE software sales and maintenance revenue. An additional 2% of royalties are paid on sales not directly related to IBM.

         The Company utilizes a hybrid percentage of completion method of accounting for fixed price contracts. This method limits the amount of revenue recognized and withholds five percent (5%) of the contract amount until the agreement has been completed. If any, the aggregate of labor expended and income recognized on uncompleted contracts in excess of related billings is shown as a current asset, and the aggregate of billings on uncompleted contracts in excess of expended labor and income recognized, is shown as a current liability.

         All other revenue, which consists of time and material contracts, are recognized as incurred.

         PROPERTY AND EQUIPMENT

         Property and equipment are carried at cost and are depreciated over the useful life of the related asset using the straight-line method. Leasehold improvements are amortized over a period of five years.

                              CGI SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                   (Continued)


NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         INCOME TAXES

         The Company is included in a consolidated federal income tax return with CGI Corporation, but files individual state income tax returns.

         EDUCATIONAL MATERIAL INVENTORY

         Educational material inventory consists of Novell, Lotus Notes and Microsoft education kits, which are stated at the lower of cost or market. These kits are exchangeable for new kits when changes occur in technology.

NOTE 2   CASH AND CASH EQUIVALENTS

         For the purposes of the statements of cash flows, the Company considers all highly liquid accounts with an original maturity of three months or less as cash equivalents.

NOTE 3   MARKETABLE SECURITIES

         Marketable securities include amounts invested in short-term municipal bonds, the cost and market values at December 31, 1996 and 1995 are as follows:

         1996                                Cost         Market
         ----                           -----------   -----------
         Wisconsin ST Muni-bond
          due  5-1-97                   $   303,189   $   301,251
         RP Sanwa - bond due 1-02-97        868,000       868,000
                                        -----------   -----------
                                        $ 1,171,189   $ 1,169,251
                                        ===========   ===========

                                CGI SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                   (Continued)

NOTE 3   MARKETABLE SECURITIES (Continued)

         1995                                          Cost         Market
         ----                                      -----------   -----------
         Fort Worth, TX Muni-bond due  2-15-96     $   302,757   $   300,741
         Wash. State Muni-bond due 9-1-96              418,820       411,608
         Wisconsin ST Muni-bond due  5-1-97            303,819       303,360
         Houston, TX Muni-bond 12-1-16                 430,556       424,204
                                                   -----------   -----------
                                                   $ 1,455,952   $ 1,439,913
                                                   ===========   ===========


NOTE 4   ACCOUNTS RECEIVABLE - AFFILIATED COMPANIES

         As of December 31, 1996 and 1995, the receivables from affiliates in US dollars, consisted of amounts due from:

                                             1996            1995
                                        ------------     -----------
        Logiciel SIRC (Canada)          $    150,877     $   137,990
        CGI de Mexico (Mexico)               250,320          47,153
        Prodstar, SA (France)                  5,297          11,831
        CGI Systems-LS3 (England)             80,797          19,128
        CGI Informatique (France)          3,703,445         342,770
        IBM (USA)                          9,417,563       1,149,555
        CGI Corporation                      297,085         269,757
        CGI Informatica (Spain)               17,571           5,500
        CGI Mexico (Mexico)                   20,000            -
        CGI Softcycle (Belgium)                 -              3,800
                                        ------------     -----------
                                        $ 13,942,955     $ 1,987,484
                                        ============     ===========


         Revenues from affiliates totaled $4,045,596, $5,444,160 and $21,516,672, respectively, for the years ended December 31, 1994, 1995 and 1996.

                                CGI SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                   (Continued)


NOTE 5   PROPERTY AND EQUIPMENT

         Property and equipment as of December 31, 1996 and 1995 is summarized as follows:

                                                                  Useful
                                      1996           1995          life
                                -----------    -----------     -----------
         Office equipment       $   519,293    $   966,108       5   years
         Office furniture           562,626        693,386     5 - 7 years
         Computer equipment       3,151,354      3,384,832       5   years
         Computer software          108,422        189,774       5   years
         Leasehold improvements     265,178        593,854       5   years
                                -----------    -----------
                                  4,606,873      5,827,954
                                ===========    ===========
         Less accumulated
          depreciation  and
           amortization           2,283,812      3,964,610
                                -----------    -----------
                                $ 2,323,061    $ 1,863,344
                                ===========    ===========


         For the years ended December 31, 1996 and 1995 depreciation and amortization expense on the property and equipment was $512,593, $453,613 and $813,950, respectively.

NOTE 6   OTHER INTANGIBLE ASSETS

         As of December 31, 1996 and 1995, other intangible assets consisted of:

                                 1996          1995
                              ---------     ---------
         Transform Logic
          Software rights     $ 390,200     $ 390,200
          Acquisition costs      45,484        45,484
                              ---------     ---------
                                435,684       435,684

         Accumulated
           amortization         435,684       382,409
                              ---------     ---------
         Net book value       $    -        $  53,275
                              =========     =========

                                CGI SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                   (Continued)


NOTE 6   OTHER INTANGIBLE ASSETS (Continued)

         Transform Logic Software rights cover the trademark and servicemark rights to "DesignAid", "DesignAid II", "Source/RE", "The Best Case Scenario", and "Life Cycle".

         Acquisition costs represent the legal and finders fees associated with the purchase of Encore Consulting and the First Micro Group. These costs are being amortized over a five year period.

         Intangible assets are being amortized over a five year life. The amortization expense recognized during the years ended December 31, 1994, 1995 and 1996 totaled $77,892, $73,664 and $53,275, respectively.

NOTE 7   ACCOUNTS PAYABLE - AFFILIATES

         As of December 31, 1996 and 1995 the payables to affiliates consisted of the following:

                                             1996            1995
                                        -----------     -----------
         CGI Systems-LS3 (England)      $   110,699     $    85,909
         CGI (Netherlands)                   21,000            -
         CGI System (Spain)                  86,944            -
         CGI Corporation (USA)            3,123,083            -
         CGI Interprogram (Germany)            -             23,000
         Logiciels SIRC (Canada)               -            231,707
         Prodstar Mexico (Mexico)            16,547          35,658
         Prodstar, SA (France)               82,804          82,804
         IBM (USA)                        1,582,274         319,520
         CGI Informatique                 2,583,329       2,719,892
         AD Consultant                         -             33,508
         SIRC                               231,707             -
         Others                              20,580           6,560
                                        -----------     -----------
                                        $ 7,858,967     $ 3,538,558
                                        ===========     ===========

         Total expenses from transactions with affiliates recognized in the results of operations for the years ending December 31, 1994, 1995 and 1996, total $6,878,535, $6,648,526 and $6,304,042, respectively.

                                CGI SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                   (Continued)


NOTE 8   EMPLOYEE BENEFIT AND RETIREMENT PLAN

         The Company has a 401K plan for the benefit of eligible employees. Employees may contribute a specified percentage of their compensation into a basic contribution account and the Company will match a portion of that contribution. The maximum contribution percentage and the amount of employer matching contributions may be changed at the discretion of the Board of Directors. The Employer contributions charged to operations for the years ended December 31, 1994, 1995 and 1996 was approximately $133,650, $144,088 and $98,606, respectively.

NOTE 9   PROFIT SHARING PLAN

         The Company maintains a profit sharing pool, which is based upon a percentage of certain salary compensation. At December 31, 1994, 1995 and 1996, the profit sharing pool was $351,500, $392,410 and $350,000, respectively.

NOTE 10  INCOME TAXES

         The provision for income taxes for the years ended December 31, 1994, 1995 and 1996 are as follows:

                            1994         1995          1996
                         -----------   ---------   -----------
               Federal   $   746,000   $ 611,071   $   808,179
               State         288,706     226,455       299,010
                         -----------   ---------   -----------
               Total     $ 1,034,706   $ 837,526   $ 1,107,189
                         ===========   =========   ===========

         The income tax expense differs from the expected based on the statutory tax rates due to the deduction limits of meal and entertainment expenses incurred by employees and receipt of non-taxable interest income.

                                CGI SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                   (Continued)


NOTE 11  LEASE COMMITMENTS

         The Company leases office equipment and office facilities, which are accounted for as operating leases. These leases expire at various dates through 2004.

         The future minimum payments are as follows:

                                                 Minimum rental
           For the years ending                    payments
              December 31,
           ---------------------                 ---------------
                     1997                         $ 1,165,620
                     1998                           1,208,519
                     1999                           1,162,911
                     2000 and beyond                2,618,589
                                                 ---------------
                                                  $ 6,155,639

         Rental expenses charged to operations for the years ended December 31, 1994, 1995 and 1996 was $1,486,784, $1,515,340 and $1,840,905,
         respectively.

NOTE 12  COMMITMENTS AND CONTINGENCY

         The Company had an employment agreement with an officer. The contract provides for an annual bonus to be paid at the discretion of the Board of Directors in an amount not to exceed 25% of the annual base salary from the preceding year. The agreement can be terminated at the discretion of the Board of Directors, provided that the officer's salary is continued six months after the contract termination date.

         The Company is presently involved in several legal suits. All cases are in their early stages and it is impossible to evaluate the likelihood of an unfavorable outcome.

         The Company is currently under audit by the IRS for the fiscal year ended August 31, 1993. This audit is in its early stage as of December 31, 1996.

                                CGI SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                   (Continued)


NOTE 13  SUBSEQUENT EVENTS

         DISCONTINUED OPERATIONS

         During September 1997, the Company entered into an agreement with its ultimate parent company, IBM Corporation, to transfer certain business segments within CGI to the control of IBM. These segments are the PACBASE software sales and maintenance; human resource software development (HR Access); education and training centers and the New York City Police Department project. The effective date of this transfer was September 30,1997.

         The presentation of these financial statements has been changed to reflect the effect of this transfer. The financial statements have been reissued to reflect this change.

                                      CGI SYSTEMS, INC.
                                       BALANCE SHEETS
                                       (In thousands)


                                           ASSETS

                                                 December 31,   September 30,
                                                     1996           1997
                                                     ----           ----
                                                                 (Unaudited)
 CURRENT ASSETS
  Cash and cash equivalents                       $    373       $    592
  Marketable securities                              1,171            -
  Accounts receivable, net of
    allowance for doubtful                          28,207         40,883
  Advances to employees                                 97             74
  Prepaid expenses                                     321            707
                                                 ---------       --------
    Total current assets                            30,169         42,256
                                                 ---------       --------
 PROPERTY AND EQUIPMENT
  Property and equipment                             4,607          4,244
  Accumulated depreciation                          (2,284)        (2,329)
                                                 ---------       --------
    Total property and equipment                     2,323          1,915
                                                 ---------       --------
 OTHER ASSETS
  Deposits (Note 8)                                    360            356
                                                 ---------       --------
    Total assets                                  $ 32,852       $ 44,527
                                                 =========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
  Accounts payable                                $ 11,309       $ 18,159
  Payroll and related expenses                         358            571
  Accrued expenses                                   5,988         11,189
  Income and other taxes payable                        81           -
  Unearned revenue                                     935            508
                                                 ---------       --------

    Total current liabilities                       18,671         30,427
                                                 ---------       --------
STOCKHOLDERS' EQUITY
  Common stock                                           8              8
  Additional paid in capital                        19,524         19,524
  Accumulated deficit                               (5,351)        (5,432)
                                                 ---------       --------
    Total stockholders' equity                      14,181         14,100
                                                 ---------       --------
    Total liabilities and stockholders' equity    $ 32,852       $ 44,527
                                                 =========       ========

See accompanying notes to financial statements.

                                      CGI SYSTEMS, INC.
                                UNAUDITED STATEMENTS OF OPERATIONS
                       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                       (In thousands)


                                                     1996         1997
                                                     ----         ----

Revenues                                          $ 37,689     $ 89,435

Cost of services                                    24,565       78,274
                                                  --------       --------

    Gross profit                                    13,124       11,161

Selling, general and administrative expenses        12,128       10,169
                                                  --------       --------

    Income from operations                             996          992


Other income and (expenses)                            201          (83)
                                                  --------       --------

    Net income before taxes and
      discontinued operations                        1,197          909


Provision for income taxes                             175          346
                                                  --------       --------

    Net income before discontinued operations        1,022          563


Discontinued operations, net of taxes                  416         (644)
                                                  --------       --------

    Net income (loss)                             $  1,438      $   (81)
                                                  ========       ========



See accompanying notes to financial statements.

                                     CGI SYSTEMS, INC.
                            UNAUDITED STATEMENTS OF CASH FLOWS
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1997
                                       (In thousands)



                                                    1996            1997
                                                    ----            ----

Cash flows from operating activities
  Net income                                     $  1,438        $    (81)
  Adjustments to reconcile net income
    to net cash provided by (used in)
      operating activities:
   Depreciation and amortization                      650             843
  (Increase) decrease in:
     Accounts receivable                           (6,764)        (12,676)
     Prepaid expenses                                 (91)           (386)
     Other receivables                               (395)             23
     Deposits                                         247              (1)
   Increase (decrease) in:
     Accounts payable                                 599           6,850
     Accrued expenses                                 591           5,201
     Payroll and related expenses                      31             213
     Income and other taxes payable                  (620)            (81)
     Unearned revenue                                 867            (427)
                                                  --------       --------
       Net cash used in operating
         activities                                (3,447)           (522)
                                                  --------       --------
Cash flows from investing activities
  Sale of marketable securities                     1,456           1,171
  Purchases of fixed assets                        (1,225)           (430)
                                                  --------       --------
       Net cash provided by investing
         activities                                   231             741
                                                  --------       --------
Net increase (decrease) in cash
  and cash equivalents                             (3,216)            219

Cash and cash equivalents at
  beginning of year                                 4,636             373
                                                  --------       --------
Cash and cash equivalents
  at end of period                               $  1,420        $    592
                                                 ========        ========



See accompanying notes to financial statements.

                                       CGI SYSTEMS, INC.
                                  NOTES TO FINANCIAL STATEMENTS
                                      September 30, 1997


NOTE 1   BASIS SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The interim financial statements presented are unaudited, but in the opinion of management, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with those of the annual financial statements. Such interim financial statements reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the year ending December 31, 1997. The interim consolidated financial statements should be read in connection with the audited financial statements for the year ended December 31, 1996.


NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND OPERATIONS

         CGI Systems, Inc. was incorporated in the State of Delaware on December 1, 1991 as a merger of the former CGI Systems, Inc., CGI Consulting, Inc., Yourdon, Inc. and Prodstar America, Inc. CGI System, Inc.(the Company) is a majority owned subsidiary of CGI Corporation, a US subsidiary of Compagnie Generale d'Informatique of France. Minority stockholders include officers and directors of the affiliated corporations as well as employees of the Company.

         On June 30, 1993 IBM acquired a controlling interest of Compagnie Generale d'Informatique.

         During January 1996, CGI Corp, the Company's parent, purchased 27 shares of Class A stock from a minority shareholder. Additionally, on August 15, 1996, CGI Corp., purchased all 6,536 outstanding shares of the Class B stock from the minority shareholders.


CASH AND CASH EQUIVALENTS

         For the purposes of the statements of cash flows, the Company considers all highly liquid accounts with an original maturity of three months or less as cash equivalents.

                              CGI SYSTEMS, INC.
                      NOTES TO FINANCIAL STATEMENTS
                          September 30, 1997


NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

         The Company recognizes revenue on software sales after a contract has been signed. Maintenance revenue is recognized upon renewal each year. Royalties are accrued in an amount equal to 45% of the software sales and maintenance revenue. An additional 2% of royalties are paid on sales not directly related to IBM.

         The Company utilizes a hybrid percentage of completion method of accounting for fixed price contracts. This method limits the amount of revenue recognized and withholds five percent (5%) of the contract amount until the agreement has been completed. If any, the aggregate of labor expended and income recognized on uncompleted contracts in excess of related billings is shown as a current asset, and the aggregate of billings on uncompleted contracts in excess of expended labor and income recognized, is shown as a current liability.

         All other revenue, which consists of time and material contracts, are recognized as incurred.


PROPERTY AND EQUIPMENT

         Property and equipment are carried at cost and are depreciated over the useful life of the related asset using the straight line method. Leasehold improvements are amortized over a period of five years.

INCOME TAXES

         The Company is included in a consolidated federal income tax return with CGI Corporation, but files individual state income tax returns.

                                CGI SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                              September 30, 1997


NOTE 3   SUBSEQUENT EVENT

DISCONTINUED OPERATIONS

         During September 1997, the Company entered into an agreement with its ultimate parent company, IBM Corporation, to transfer certain business segments within CGI to the control of IBM. These segments are the PACBASE software sales and maintenance; human resource software development (HR Access); education and training centers and the New York City Police Department project. The effective date of this transfer was September 30,1997.

         The presentation of these financial statements has been changed to reflect the effect of this transfer. The financial statements have been reissued to reflect this change.

(b)  Pro forma financial information

The following pro forma data is filed herewith:   Unaudited condensed pro
forma balance sheet as of September 30, 1997 and unaudited condensed pro forma statements of operations for the year ended December 31, 1996 and nine months ended September 30, 1997.

The unaudited condensed pro forma balance sheets reflect the acquisition of CGI Systems Inc. (CGI) on September 30, 1997. The unaudited condensed pro forma statements of operations reflect the acquisition of CGI as if such acquisition occurred on January 1, 1996. Since the financial statements set forth below are based upon the financial condition and operating results of CGI during periods when they were not under the control or management of Alternative Resources Corporation (ARC), the information presented may not be indicative of the results which would have actually been obtained had the acquisition been completed as of January 1, 1996 nor are they indicative of future financial or operating results.

The acquisition has been accounted for by the purchase method.

                            ALTERNATIVE RESOURCES CORPORATION
                       UNAUDITED CONDENSED PRO FORMA BALANCE SHEET
                             AS OF SEPTEMBER 30, 1997  (1)
                                   (IN THOUSANDS)

                                                   Alternative
                                                    Resources                               Pro Forma
                                                   Corporation             CGI           Adjustments  (2)         Pro Forma
                                                   ------------          --------      --------------------       ---------
ASSETS

CURRENT ASSETS:

    Cash and Cash Equivalents                        1,906                 592                   -                  2,498
    Short-Term Investments                          16,718                 -                 (10,000) A             6,718
    Accounts Receivable                             47,570              40,883                (5,553) B            82,900
    Other Current Assets                             2,405                 781                   -                  3,186
                                                    ------              ------              --------              -------
Total Current Assets                                68,599              42,256               (15,553)              95,302

PROPERTY AND EQUIPMENT

    Property and Equipment                           9,171               4,244                   -                 13,415
    Accumulated Depreciation                        (3,562)             (2,329)                  -                 (5,891)
                                                    ------              ------              --------              -------
Total Property and Equipment                         5,609               1,915                  -                   7,524

INTANGIBLE ASSETS                                      -                   -                  48,000 A             48,000

OTHER ASSETS

    Restricted cash - escrow account                   -                  -                   20,000 A             20,000
    Long-term investments                            3,493                -                     -                   3,493
    Deposits and other assets                          300                 356                   700 A              1,356
                                                    ------              ------              --------              -------
Total Other Assets                                   3,793                 356                 2,700               24,849
                                                    ------              ------              --------              -------
TOTAL ASSETS                                        78,001              44,527                53,147              175,675
                                                    ======              ======              ========              =======


LIABILITIES & STOCKHOLDERS' EQUITY


CURRENT LIABILITIES

    Payroll and Related Expenses                     9,615                 571                  -                  10,186
    Deferred Revenue                                   -                   508                  -                     508
    Accounts Payable and Accrued Expenses            1,791              29,348               (5,553) B             25,586
                                                    ------              ------             --------               -------
TOTAL CURRENT LIABILITIES                           11,406              30,427               (5,553)               36,280

OTHER LIABILITIES

    Deferred Rent Payable                              280                 -                   -                      280
    Bank Borrowings                                    -                   -                 72,800 A              72,800
                                                    ------              ------             --------               -------
TOTAL OTHER LIABILITIES                                280                 -                 72,800                73,080
                                                    ------              ------             --------               -------
TOTAL LIABILITIES                                   11,686              30,427               67,247               109,360

TOTAL STOCKHOLDERS' EQUITY                          66,315              14,100              (14,100) A             66,315
                                                    ------              ------             --------               -------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY            78,001              44,527               53,147               175,675
                                                    ======              ======             ========               =======

                                    ALTERNATIVE RESOURCES CORPORATION
                        UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                                 FOR THE YEAR ENDED DECEMBER 31, 1996   (3)
                                    (In Thousands, Except Per Share Data)


                                                   Alternative
                                                    Resources                               Pro Forma
                                                   Corporation             CGI           Adjustments  (3)         Pro Forma
                                                   ------------          --------      --------------------       ---------

Revenue                                              $196,728             $56,554           ($16,443) A            $236,839
Cost of services                                      124,268              42,856            (15,951) A             151,173
                                                     --------             -------           --------               --------
Gross profit                                           72,460              13,698               (492)                85,666
Selling, general and administrative expenses           51,538              12,211               (828) B              62,921
                                                     --------             -------           --------               --------

Income from operations                                 20,922               1,487                336                 22,745
Other (income) expense                                 (1,107)               (267)              4,873 C               3,499
                                                     --------             -------           --------               --------

Income before income taxes and
  discontinued operations                              22,029               1,754             (4,537)                19,246

Income Taxes                                            8,811                 671             (1,337) E               8,145
                                                     --------             -------           --------               --------
Income before discontinued operations                  13,218               1,083             (3,200)                11,101

Discontinued operations, net of taxes                                         712               (712) D                  -
                                                     --------             -------           --------               --------
Net Income                                             13,218               1,795             (3,912)                11,101
                                                     ========             =======           ========               ========

Net income per share                                     0.83                                                          0.69
                                                     ========                                                      ========
Weighted average common and common
  equivalent shares outstanding                        15,990                                                        15,990
                                                     ========                                                      ========


                              ALTERNATIVE RESOURCES CORPORATION
                    UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                         (In Thousands, Except Per Share Data)


                                                   Alternative
                                                    Resources                               Pro Forma
                                                   Corporation             CGI           Adjustments  (3)         Pro Forma
                                                   ------------          --------      --------------------       ---------

Revenue                                              $187,147             $89,435            ($48,037) A           $228,545
Cost of services                                      122,520              78,274             (46,780) A            154,014
                                                     --------             -------            --------              --------
Gross profit                                           64,627              11,161              (1,257)               74,531

Selling, general and administrative expenses           48,267              10,169              (1,971) B              56,465
                                                     --------             -------            --------              --------
Income from operations                                 16,360                 992                 714                18,066
Other (income) expense                                   (930)                 83               3,328 C               2,481
                                                     --------             -------            --------              --------

Income before income taxes and
  discontinued operations                              17,290                 909              (2,614)               15,585

Income Taxes                                            6,722                 346                (653) E              6,415
                                                     --------             -------            --------               --------

Income before discontinued operations                  10,568                 563              (1,961)                9,170
                                                     --------             -------            --------              --------
                                                     --------             -------            --------              --------

Discontinued operations, net of taxes                                        (644)                644 D                 -
                                                     --------             -------            --------               --------

Net Income                                             10,568                 (81)             (1,317)                9,170
                                                     ========             =======            ========              ========

Net income per share                                     0.67                                                          0.58
                                                     ========                                                      ========

Weighted average common and common
 equivalent shares outstanding                         15,869                                                        15,869
                                                     ========                                                      ========

                       ALTERNATIVE RESOURCES CORPORATION
          Notes to Unaudited Condensed Pro Forma Financial Statements


(1) The balance sheet as of the November 7, 1997 acquisition date is currently under audit. In accordance with the purchase agreement, any adjustments to the balance sheet amounts will be represented by a corresponding purchase price adjustment.

(2)   The pro forma balance sheet adjustments consist of:

      (A) Record the acquisition of CGI and related entries. The proceeds from the debt financing of $72,800,000 in addition to $10,000,000 of proceeds from the sale of short term investments were used as follows:

           (i)    Initial payment of $60,000,000 to sellers.
           (ii)   $20,000,000 held in an escrow account
           (iii)  $2,800,000 for estimated acquisition related expenses.

           The amount in escrow can be earned by seller depending upon the achievement of certain volume targets contained in the purchase agreement.

           The debt financing represents a three year revolving credit agreement which bears interest at a rate based upon LIBOR.

      (B) Eliminate intercompany accounts receivable/payables between ARC and CGI.

(3) Pro forma adjustments to the statements of operations include the following:

      (A)  Pro forma revenue and cost of services adjustments consist of:

           (i) conversion of revenue and cost of services associated with pass thru business to fee-based recognition and
           (ii) the elimination of intercompany revenue and cost of services between ARC and CGI.

Pass thru business consists of processing invoices for services provided to IBM by various companies that are not IBM preferred vendors. CGI collects a small fee for this service. It is ARC's intention to record only the fees for these services as revenue, with the related costs of processing these invoices
as cost of services.   This adjustment represents the estimated amount of
revenue and cost of services, for each period presented, that would not have been recorded had this business been recognized on a basis consistent with ARC's intention. The net impact of the adjustment can be summarized as follows:

                                                  Nine
                                                  Months          Year
                                                  Ended           Ended
                                                  9/30/97         12/31/96
                                                  -------         --------
Revenue
-------
Netting of estimated pass thru costs
  against revenue                                 ($35,805)       ($14,006)

Elimination of intercompany revenue                (12,232)         (2,437)
                                                  --------         -------
Total revenue adjustment                          ($48,037)       ($16,443)


Cost of Services
----------------
Netting of estimated pass thru costs
  against revenue                                 ($35,805)       ($14,006)

Reclassification of estimated pass thru
  invoice processing costs from selling,
  general and administrative expenses
  to cost of services                                1,257             492

Elimination of intercompany cost of services       (12,232)         (2,437)
                                                  --------         -------

Total cost of services adjustment                 ($46,780)       ($15,951)


(B) Pro forma adjustments to selling, general and administrative expenses include the following:

                                                  Nine
                                                  Months          Year
                                                  Ended           Ended
                                                  9/30/97         12/31/96
                                                  -------         --------

Reclassification of estimated pass thru
    invoice processing costs from selling,
    general and administrative expenses
    to cost of services                          ($1,257)        ($  492)

Amortization of goodwill                             896           1,194

Intercompany fees charged by  IBM                 (1,614)         (1,536)
                                                  -------         --------

Total selling, general and
   administrative expense adjustment           ($  1,975)        ($  834)

Goodwill is amortized over 40 years.

The intercompany fees charged by IBM represent management and royalty fees paid to IBM which would not have been paid had CGI been under the ownership of ARC.

     (C) Pro forma interest expense adjustments represent the estimated interest expense that ARC would have incurred on the bank loan during the assumed period of ownership. The assumed interest rate is 6.6%.

     (D) Discontinued operations relate to portions of CGI's business that were retained by the seller.

     (E) Income tax effect of pro forma adjustments. Goodwill amortization is not tax deductible.

(c)  Exhibits

     *(2) Stock Purchase and Sale Agreement Dated as of October 6, 1997 Among Alternative Resources Corporation, Compagnie Generale d' Informatique, Joseph R. Ferrandino, Thomas K. Sheridan and International Business Machines Corporation.

     *(2a) Amendment Number One Dated as of November 7, 1997 to Stock Purchase and Sale Agreement Dated as of October 6, 1997 Among Alternative Resources Corporation, Compagnie Generale d'Informatique, Joseph R. Ferrandino, Thomas K. Sheridan and and International Business Machines Corporation.

     *(2b) I/T Staffing Revenues Escrow Agreement By and Among Compagnie Generale d'Informatique, Joseph R. Ferrandino, Thomas K. Sheridan, Alternative Resources Corporation and Harris Trust and Savings Bank Dated November 7, 1997.

     *(4)   Credit agreement Dated November 7, 1997.

     (23)   Consent of Independent Certified Pubic Accountants.

     *Previously filed

                                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             ALTERNATIVE RESOURCES CORPORATION


                                             /s/ Bradley K. Lamers
Date: January 21, 1998                       ----------------------------------
                                             Bradley K. Lamers
                                             Vice President, Chief Financial
                                             Officer, Secretary and Treasurer

                                     EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION
---------                           ------------

23                                  Consent of Independent Public Accountants